Exhibit 10.4

AMENDMENT

TO

FOX RIVER PDC ENVIRONMENTAL INDEMNITY AGREEMENT

This Amendment to Fox River PDC Environmental Indemnity Agreement is made and entered into as of the 11th day of June, 2004 by and among APPLETON PAPERS INC., a Delaware corporation (“API”), PAPERWEIGHT DEVELOPMENT CORP., a Wisconsin corporation (“PDC”), and NEW APPLETON LLC, a Wisconsin limited liability company wholly-owned by PDC (“New Appleton,” and together with PDC, “Buyers”).

W I T N E S S E T H:

WHEREAS, API and Buyers are parties to that certain Fox River PDC Environmental Indemnity Agreement dated as of November 9, 2001 (the “Original Agreement”); and

WHEREAS, effective as of 11:59 P.M. on December 7, 2001, New Appleton was liquidated and dissolved and all of New Appleton’s right, title and interest in and under its contracts and agreements, including the Original Agreement, were assigned to PDC and PDC assumed and agreed to perform all of New Appleton’s obligations under the assigned contracts and agreements, including the Original Agreement; and

WHEREAS, API and Buyers desire to amend the Original Agreement in accordance with and subject to the terms and conditions herein set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. References; Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Original Agreement and all references to sections herein are references to sections of the Original Agreement. All references to the Original Agreement contained herein shall mean the Original Agreement as amended hereby.

2. Amendment to Preamble. The third “WHEREAS” clause of the Original Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

WHEREAS, in recognition of the indemnity obligations of AWA under the Environmental Indemnity Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “AWA Indemnity Agreement”) among Buyers, API and AWA, Buyers have agreed to provide the indemnities described herein; and

3. Amendment to Section 1.2. Section 1.2 of the Original Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

The “First Tier Indemnity Amount” shall mean the first $75,000,000 of AWA’s indemnification obligations under the AWA Indemnity Agreement that in fact have been satisfied by AWA; provided, however, that for the purposes of the calculation of the First Tier Indemnity Amount and the point at which AWA has satisfied $75,000,000 of indemnification obligations, such indemnification payments shall be deemed increased by (x) any payments made or liabilities satisfied by Buyers or AWA which would have constituted Excess Costs if they had been paid by API and (y) all Costs and Expenses paid by AWA or Buyers.

4. Miscellaneous.

(a) Representations and Warranties. The parties hereto represent and warrant to each other that this Amendment has been duly authorized by all requisite corporate, limited liability company or other action prior to the date hereof and each of the parties hereto have full power and authority to execute and deliver this Amendment and perform its obligations hereunder. This Amendment has been duly executed and delivered by each of the parties hereto and constitutes a valid and legally binding obligation of each of the parties hereto.

(b) Binding Agreement; Assignment. This Amendment shall be binding upon and inure to the benefit of the parties named herein and to their respective successors and assigns.

(c) Amendments and Waivers. Any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(f) No Other Amendment. Except as specifically provided herein, the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Fox River PDC Environmental Indemnity Agreement as of the day and year first written above.

APPLETON PAPERS INC.

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Vice President – Finance, Chief Financial Officer and Treasurer

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Chief Financial Officer & Treasurer

NEW APPLETON LLC

By:	Paperweight Development Corp., successor in interest

By:	/s/ Dale E. Parker
Name:	Dale E. Parker
Title:	Chief Financial Officer & Treasurer

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